RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF

                            AutoFund Servicing, Inc.
                              A Nevada Corporation



BE IT RESOLVED THAT the letter of resignation tendered by Richard Fritzler a director of the corporation is hereby accepted.















Dated as of July 11, 2000.



                                                     Original signature on file
                                                     ---------------------------
                                                     James D. Haggard/Director